EXHIBIT 99.2

                                     (FRONT)


Fidelity D & D Bancorp, Inc.
Dividend Reinvestment Plan
Authorization Form

[insert name and address]

                     Please sign the authorization located on the reverse side of this form and complete the information below only if it has changed.


                     Name 1: ______________________________________

                     Name 2: ______________________________________

                     Street Address: ______________________________

                     City/State/Zip Code: _________________________

                     Home Telephone Number:  ______________________

                     Business Telephone Number: ___________________

                                     (BACK)

                            NOTE: This Is Not A Proxy

     Completion and return of this Authorization Form authorizes your enrollment in the Fidelity D & D Bancorp, Inc. 2000 Dividend Reinvestment Plan.

     Do not return this form unless you wish to participate in the Plan.

|_| Full Common Stock Dividend Reinvestment - If you check this option, you authorize the purchase of additional shares of common stock with the cash dividends on all shares of common stock currently or subsequently registered in your name, as well as on the shares of common stock credited to your Plan Account.

|_| Partial Dividend Reinvestment - If you check this option, you authorize the purchase of additional shares of common stock with the cash dividends on _______ shares of Fidelity D & D Bancorp, Inc. common stock held by you in certificate form and to apply these dividends to the purchase of Fidelity D & D Bancorp, Inc. common stock. I understand that I must enroll a minimum of 50 shares of Fidelity D & D Bancorp, Inc. common stock to participate in the plan under this provision.

     I understand that the purchases will be made under the terms and conditions of the Dividend Reinvestment Plan as described in the Plan Prospectus that accompanied this Authorization Form and that I may revoke this authorization at any time by notifying Fidelity D & D Bancorp, Inc., in writing, of my desire to terminate my participation. I appoint Fidelity D & D Bancorp, Inc., or any other corporation or bank that may succeed it under the Plan, as my agent to act in accordance with and subject to the terms and conditions of the Plan.

     Please return this Authorization Form in the envelope provided to:

                          FIDELITY D & D BANCORP, INC.
                          Attn: Dividend Reinvestment Plan
                          Blakely and Drinker Streets
                          Dunmore, Pennsylvania 18512

     Sign here exactly as name(s) appear on stock certificate(s). If shares are held jointly, all holders must sign.

     Stockholder X______________________________Date___________

     Stockholder X______________________________ Date___________

     Social Security Number or Taxpayer Identification Number must be entered:

     Name: __________________________             SSN/TIN:___________________

     Name: __________________________             SSN/TIN: __________________